Exhibit 5.2

[LETTERHEAD OF MORRISON & FOERSTER LLP]

May 24, 2012

Raymond James Financial, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Re:	Raymond James Financial, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Raymond James Financial, Inc., a Florida corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of an indeterminate amount of (i) debt securities of the Company (the “Debt Securities”), (ii) warrants of the Company (the “Warrants”), (iii) purchase contracts of the Company (the “Purchase Contracts”), (iv) units, which are comprised of two or more securities, in any combination (the “Units”), (v) shares of the Company’s preferred stock, par value $0.10 per share (the “Preferred Stock”), (vi) fractional interests in the Company’s Preferred Stock represented by depositary shares (the “Depositary Shares”) and (vii) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock,” and together with the Debt Securities, Warrants, Purchase Contracts, Units, Preferred Stock and Depositary Shares, the “Securities”). The Securities being registered under the Registration Statement will be offered by the Company on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

The Debt Securities are to be issued from time to time pursuant to that certain Indenture, dated as of August 10, 2009 (the “Senior Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended or supplemented, or pursuant to a subordinated indenture (the “Subordinated Indenture”) to be entered into between the Company and the Trustee.

The Warrants are to be issued from time to time pursuant to (i) one or more indentures to be entered into between the Company and a trustee named therein or (ii) one or more warrant agreements (each, a “Warrant Agreement”) to be entered into by the Company and one or more institutions, as warrant agents (each, a “Warrant Agent”), each to be identified in the applicable Warrant Agreement.

The Units are to be issued from time to time pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into by the Company, one or more institutions, as unit agents (each, a “Unit Agent”), each to be identified in the applicable Unit Agreement, and the holders from time to time of the Units.

The Purchase Contracts are to be issued from time to time pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into by the Company and one or more institutions, as purchase contract agent (each, a “Purchase Contract Agent”), each to be identified in the applicable Purchase Contract Agreement, on behalf of the holders from time to time of the Purchase Contracts.

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We also have examined the Registration Statement, including the Senior Indenture and the form of Subordinated Indenture.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

The opinions hereinafter expressed are subject to the following qualifications and exceptions:

(i)    the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(ii)    limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of any Securities, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material; and

(iii)    our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.    When the Registration Statement has become effective under the Securities Act, when the terms of the Debt Securities of the Company to be issued under the applicable form of indenture described above and of their issuance and sale have been duly established in conformity with the related Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board of Directors of the Company, the Debt Securities will be valid, binding and enforceable obligations of the Company, entitled to the benefits of the applicable Indenture.

2.    When the Registration Statement has become effective under the Securities Act, when the terms of the Warrants of the Company to be issued under the form of indenture described above (the “Indenture Warrants”) and of their issuance and sale have been duly established in conformity with the related indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Indenture Warrants have been duly executed and authenticated in accordance with the indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board of Directors of the Company, the Indenture Warrants will constitute valid and legally binding obligations of the Company. The Warrants covered by the opinion in this paragraph include any warrants of the Company that may be issued under an indenture and as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

3.    When the Registration Statement has become effective under the Securities Act, when the terms of the warrant agreements under which certain of the Warrants of the Company are to be issued have been duly established and the warrant agreements have been duly executed and delivered, when the terms of such Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement and when such Warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board of Directors of the Company and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such warrants will constitute valid and legally binding obligations of the Company. The Warrants covered by the opinion in this paragraph include any warrants of the Company that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities, but they do not include any Indenture Warrants.

4.    When the Registration Statement has become effective under the Securities Act, when the terms of the governing instruments or agreements under which certain of the Purchase Contracts of the Company are to be issued have been duly established and the governing documents have been duly executed and delivered, when the terms of such Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents and when such Purchase Contracts have been duly executed and authenticated in accordance with the applicable governing documents and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board of Directors of the Company and so as not to

violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Purchase Contracts will constitute valid and legally binding obligations of the Company. The Purchase Contracts covered by the opinion in this paragraph include any Purchase Contracts of the Company that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

5.    When the Registration Statement has become effective under the Securities Act, when the terms of the unit agreements under which certain of the units of the Company are to be issued have been duly established and the unit agreements have been duly executed and delivered, when the terms of such Units and of their issuance and sale have been duly established in conformity with the applicable unit agreements and when such Units have been duly executed and authenticated in accordance with the applicable unit agreements and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board of Directors of the Company and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such units will constitute valid and legally binding obligations of the Company. The Units covered by the opinion in this paragraph include any units of the Company that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

In rendering the opinions expressed above, we have further assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws, (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement, (iii) the terms of the Securities will conform, where applicable, to the respective forms thereof that have been filed as exhibits to the Registration Statement and the terms of all Securities will conform in all material respects to the respective descriptions thereof in the Prospectus which is part of the Registration Statement (the “Prospectus”), (iv) the Securities will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (v) the Company will authorize the offering and issuance of the Securities and will authorize, execute and deliver the Subordinated Indenture, the Warrant Indenture, the Warrant Agreement, the Purchase Contract Agreement and the Unit Agreement, with any amendments or supplemental indentures thereto and any other document contemplated thereby, any amendments or supplemental indentures to the Senior Indenture and any other document contemplated thereby, or any other document contemplated by the Registration Statement, as applicable, and will take any other appropriate additional corporate action, and (vi) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the use of our name under the heading “Legal matters” in the Registration Statement to be filed by the Company with the Commission. We further consent to your filing a copy of this opinion as Exhibit 5.2 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Morrison & Foerster LLP